EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in the Annual Report on Form 10-K of Harken Energy Corporation (the “Company”) and in the following Registration Statements of the Company and in the related Prospectuses to the references to this firm for the Company’s estimated domestic proved reserves contained in the Annual report on Form 10-K, those registration Statements, related Prospectuses for the year ended December 31, 2006.

Form	Description

S-3	Registration of 5,833,333 shares of common stock (No. 333-115107)

S-3	Registration of 13,306,607 shares of common stock (No. 333-115939)

S-3	Registration of 12,704,250 shares of common stock (No. 333-117566)

S-3	Registration of 12,000,000 shares of common stock (No. 333-120090)

S-3	Registration of 20,254,366 shares of common stock (No. 333-127824)

NETHERLAND, SEWELL & ASSOCIATES, INC.

BY:	/s/ Danny D. Simmons
Danny D. Simmons
Executive Vice President

Houston, Texas
February 26, 2007